Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement File No. 333-258165, on Form S-8 of NorthEast Community Bancorp, Inc. of our report dated March 30, 2022, relating to our audit of the consolidated financial statements of NorthEast Community Bancorp, Inc. included in this Annual Report on Form 10-K of NorthEast Community Bancorp, Inc. for the year ended December 31, 2021.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

March 30, 2022